Exhibit 8

WARRANT

THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR REGISTERED OR QUALIFIED UNDER ANY APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE ASSIGNED EXCEPT IN COMPLIANCE WITH THE REGISTRATION REQUIREMENTS OF SUCH ACT AND THE REGISTRATION OR QUALIFICATION REQUIREMENTS OF SUCH STATE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION FROM SUCH REGISTRATION AND QUALIFICATION.

WARRANT NO. 1	January 22, 2010

CAPRIUS, INC.

WARRANT TO PURCHASE SHARES OF COMMON STOCK

FOR VALUE RECEIVED, CAPRIUS, INC., a Delaware corporation (the “Company”), hereby certifies that VINTAGE CAPITAL GROUP, LLC, a Delaware limited liability company (together with its successors or assigns, the “Holder”), is entitled to purchase, on the terms and subject to the conditions contained herein, a number of shares (the “Warrant Shares”) of the Company’s common stock (“Common Stock”) calculated in accordance with Section 2.3, at the per-share exercise price of $0.01 (the “Warrant Purchase Price”), at any time and from time to time during the Exercise Period (as such term is defined below). The number of Warrant Shares and the Warrant Purchase Price are subject to adjustment as provided in Section 3. This Warrant is being issued in accordance with the terms and conditions set forth in that certain Warrant Purchase Agreement, dated as of January 22, 2010, by and between the Company and the Holder, and that certain Securities Purchase and Sale Agreement, dated as of September 16, 2009, by and among the Company, M.C.M. Environmental Technologies, Inc., a Delaware corporation, and M.C.M. Environmental Technologies Ltd., an Israeli corporation, on the one hand, and the Holder, on the other hand (as amended, restated, supplemented or otherwise modified from time to time, the “Securities Purchase Agreement”).

This Warrant is subject to the following terms and conditions:

1. DEFINITIONS

Unless otherwise defined in this Warrant, capitalized terms used and not otherwise defined in this Warrant have the meanings set forth in the Securities Purchase Agreement. In addition, the following capitalized terms have the following meanings:

“Common Stock” has the meaning set forth in the preamble.

“Company” has the meaning set forth in the preamble.

“Convertible Securities” means any Securities or other obligations issued or issuable by the Company or any other Person that are exchangeable for, or convertible into, (i) any Common Stock or (ii) any Securities exchangeable for, or convertible into, any Common Stock.

“Designated Office” has the meaning set forth in Section 2.1.

“Distribution” has the meaning set forth in Section 3.1.

“Distribution Amount” has the meaning set forth in Section 3.1.

“Effective Date” means the issue date of this Warrant.

“Exercise Notice” has the meaning set forth in Section 2.1.

“Exercise Period” means the period commencing on the Effective Date and ending on (and including) the Expiration Date.

“Expiration Date” means January 22, 2017.

“Fully Diluted Basis” means, at any time, a basis that includes (i) all shares of Common Stock of the Company issued and outstanding at such time and (ii) all additional shares of Common Stock of the Company which would be issued or issuable at such time upon the conversion, purchase, exchange or exercise of any then outstanding warrants, preferred stock, debt, options (including under any employee stock option or similar plan), rights, other convertible instruments or other securities convertible into or exchangeable for shares of Common Stock or otherwise entitles the holder to receive shares of Common Stock of the Company.

“Holder” has the meaning set forth in the preamble.

“Other Property” has the meaning set forth in Section 3.2(a).

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated by the Securities and Exchange Commission thereunder, all as the same shall be in effect from time to time.

“Securities Purchase Agreement” has the meaning set forth in the preamble.

“Warrant” means this Warrant, any amendment or other modification of this Warrant, and any warrants issued upon transfer, division or combination of, or in substitution for, this Warrant or any other such warrant. All such warrants shall at all times be identical as to terms and conditions and date, except as to the number of Warrant Shares for which they may be exercised.

“Warrant Purchase Price” has the meaning set forth in the preamble (as adjusted in accordance with the terms of this Warrant).

“Warrant Shares” has the meaning set forth in the preamble.

2. EXERCISE

2.1 Exercise; Delivery of Certificates. This Warrant may be exercised at the option of the Holder, in whole or in part, at any time and from time to time during the Exercise Period, by (a) delivering to the Company at its principal executive office (the “Designated Office”) (i) a notice of exercise, in substantially the form attached hereto (the “Exercise Notice”), duly completed and signed by the Holder, and (ii) this Warrant, and (b) paying the Warrant Purchase Price pursuant to Section 2.2 for the number of Warrant Shares being purchased. The Warrant Shares being purchased under this Warrant will be deemed to have been issued to the Holder, as the record owner of such Warrant Shares, as of the close of business on the date on which payment therefor is made by the Holder pursuant to Section 2.2, provided that the Exercise Notice and this Warrant have been delivered to the Company. Stock certificates representing the Warrant Shares so purchased shall be delivered to the Holder within three (3) Business Days after this Warrant has been exercised. In the case of a purchase of less than all of the Warrant Shares issuable upon exercise of this Warrant, the Company shall cancel this Warrant and, within three (3) Business Days after this Warrant has been exercised, execute and deliver to the Holder a new Warrant of like tenor representing the number of unexercised Warrant Shares. Each stock certificate representing the number of Warrant Shares purchased or purchasable under this Warrant shall be registered in the name of the Holder or, subject to compliance with Applicable Laws, such other name as shall be designated by the Holder.

2.2 Payment of Warrant Purchase Price. Payment of the Warrant Purchase Price may be made, at the option of the Holder, by (i) check, (ii) wire transfer, (iii) surrender to the Company of a portion of the principal amount of the Note or any PIK Notes, provided, that any accrued but unpaid interest on the surrendered portion of the principal of the Note or any PIK Notes shall be paid in cash by the Company concurrent with delivery of the stock certificate representing the purchased Warrant Shares, or (iv) any combination of the foregoing.

2.3 Calculation of Warrant Shares.

The number of Warrant Shares to be issued upon any exercise of this Warrant shall be calculated on the date of exercise as follows:

Step 1:	A	= C
B

Step 2:	C	* 40% = D

Step 3:	D	* E = F

Where:

A	=	The sum of (i) all shares of Common Stock of the Company issued and outstanding at such time plus (ii) all shares of Common Stock of the Company which would be issued or issuable at such time upon the conversion, purchase, exchange or exercise of any then-outstanding warrants, preferred stock, debt, options, rights, other convertible instruments or other securities convertible into or exchangeable for shares of Common Stock of the Company or that otherwise entitles the holder to receive shares of Common Stock of the Company, other than the then-unexercised portion of this Warrant.

B	=	The sum of (i) 60% plus (ii) the percentage of the Common Stock of the Company on a Fully Diluted Basis for which this Warrant has previously been exercised.

C	=	The number of shares of Common Stock of the Company on a Fully Diluted Basis, including this Warrant.

D	=	The number of shares of Common Stock of the Company subject to this Warrant at such time (without regard to any prior exercise of this Warrant).

E	=	The quotient of (i) the percentage of the Common Stock of the Company on a Fully Diluted Basis for which this Warrant is being exercised at such time divided by (ii) 40%.

F	=	The number of shares of Common Stock issuable to the Holder upon such exercise of this Warrant.

For purposes of reference only, if exercised in full as of the Effective Date, this Warrant would be exercisable for 25,602,333 shares of Common Stock of the Company.

3. DISTRIBUTIONS AND ADJUSTMENTS

The number of Warrant Shares for which this Warrant is exercisable and the Warrant Purchase Price shall be subject to adjustment from time to time as set forth in this Section 3.

3.1 Distribution of Assets or Securities. If the Company makes a distribution (a “Distribution”) to its stockholders (other than in connection with the liquidation, dissolution or winding up of the Company) of any asset (including cash) or security (the total of the assets or securities so distributed, the “Distribution Amount”) other than those referred to in Section 3.2, then, the Holder shall have the right to receive the portion of the Distribution Amount which a holder of the number of shares of Common Stock for which this Warrant is exercisable immediately prior to the Distribution would have owned or received immediately after and as a result of such Distribution. Upon the closing of the Distribution, the Company shall distribute such portion of the Distribution Amount to the Holder.

3.2 Reorganization, Reclassification, Merger, Consolidation or Disposition of Assets.

(a) If at any time the Company reorganizes its capital, reclassifies its capital stock, consolidates, merges or combines with or into another Person (where the Company is not the surviving corporation or where there is any change whatsoever in, or distribution with respect to, the outstanding Common Stock), or the Company sells, transfers or otherwise disposes of all or substantially all of its property, assets or business to another Person (including in connection with a going private transaction by the Company), other than in a transaction provided for in Section 3.3, and, pursuant to the terms of such reorganization, reclassification, consolidation, merger, combination, sale, transfer or other disposition of assets, (i) shares of common stock of the successor or acquiring Person or of the Company (if it is the surviving corporation) or (ii) any cash, shares of stock or other securities or property of any nature whatsoever (including warrants or other subscription or purchase rights) in addition to or in lieu of common stock of the successor or acquiring Person or the Company (“Other Property”) are to be received by or distributed to the holders of Common Stock who are holders immediately prior to such transaction, then the Holder shall have the right thereafter to receive, upon exercise of this Warrant, the number of shares of Common Stock, common stock of the successor or acquiring Person and/or Other Property which a holder of the number of shares of Common Stock for which this Warrant is exercisable immediately prior to such event would have owned or received immediately after and as a result of such event.

(b) In case of any such event described in Section 3.2(a), the successor or acquiring Person (if other than the Company) shall expressly assume the due and punctual observance and performance of each and every covenant and condition of this Warrant to be performed and observed by the Company and all the obligations and liabilities hereunder, subject to such modifications as the Holder may approve in writing (and memorialized by resolutions of the Board of Directors of the Company) in order to provide for adjustments of any shares of common stock of such successor or acquiring Person for which this Warrant thus becomes exercisable, which modifications shall be as equivalent as practicable to the adjustments provided for in this Section 3.2. For purposes of this Section 3, “common stock of the successor or acquiring Person” shall include stock or other equity securities, or securities that are exercisable or exchangeable for or convertible into equity securities, of such corporation, or other securities if such Person is not a corporation, of any class that is not preferred as to dividends or assets over any other class of stock of such corporation or Person and that is not subject to redemption and shall also include any evidences of indebtedness, shares of stock or other securities that are convertible into or exchangeable for any such stock, either immediately or upon the arrival of a specified date or the happening of a specified event and any warrants or other rights to subscribe for or purchase any such stock. The foregoing provisions of this Section 3.2 shall similarly apply to successive reorganizations, reclassifications, consolidations, mergers, sales, transfers and other dispositions of assets.

3.3 Dissolution, Total Liquidation or Winding-Up. If at any time there is a voluntary or involuntary dissolution, total liquidation or winding-up of the Company, other than as contemplated by Section 3.2, then the Company shall cause to be mailed (by registered or certified mail, return receipt requested, postage prepaid) to the Holder at the Holder’s address as shown on the Warrant register, at the earliest practicable time (and, in any event, not less than thirty (30) days before any date set for definitive action) written notice of the date on which such dissolution, liquidation or winding-up shall take place, as the case may be. Such notice shall also specify the date as of which the record holders of shares of Common Stock shall be entitled to exchange their shares for securities, money or other property deliverable upon such dissolution, liquidation or winding-up, as the case may be. On such date, the Holder shall be entitled to receive upon surrender of this Warrant the cash or other property, less the Warrant Purchase Price for this Warrant then in effect, that the Holder would have been entitled to receive had this Warrant been exercised and all Warrant Shares issuable upon exercise hereof have been issued immediately prior to such dissolution, liquidation or winding-up. Upon receipt of the cash or other property, any and all rights of the Holder to exercise this Warrant shall terminate in their entirety. If the cash or other property distributable in the dissolution, liquidation or winding-up has a fair market value which is less than the Warrant Purchase Price for this Warrant then in effect, this Warrant shall terminate and be of no further force or effect upon the dissolution, liquidation or winding-up.

3.4 Split, Reverse Split and Additional Securities Issuances. In the event that the Company completes a stock split, stock dividend or reverse stock split, or otherwise issues any additional securities or repurchases any outstanding securities, the number of Warrant Shares to be issued upon exercise of this Warrant shall account for such additional securities or repurchase, and the aggregate Warrant Purchase Price shall remain unchanged.

3.5 [Reserved].

3.6 Other Dilutive Events. If any event occurs as to which the other provisions of this Section 3 are not strictly applicable but as to which the failure to make any adjustment or distribution would not protect the purchase rights represented by this Warrant in accordance with the intent and principles hereof, then, in each such case and unless the Company and the Holder agree on the appropriate adjustment, the Holder may appoint on behalf of the Company an investment banking or accounting firm of recognized national or regional standing which shall give its opinion as to the adjustment, if any, on a basis consistent with the intent and principles established herein, necessary to preserve the purchase rights represented by the Warrant. Upon receipt of such opinion, the Company will mail (by registered or certified mail, return receipt requested, postage prepaid) a copy thereof to the Holder within three (3) Business Days and shall make the adjustments and distributions described therein. To the extent that such investment banking or accounting firm agrees with the adjustment as proposed by the Company to such firm at the time such firm is engaged, the Holder shall bear the fees and expenses of such firm; otherwise, the fees and expenses of such firm shall be borne by the Company.

3.7 Other Provisions Applicable to Distributions and Adjustments. The following provisions shall be applicable to the distributions and adjustments provided for pursuant to this Section 3:

(a) The distributions and adjustments required by this Section 3 shall be made whenever and as often as any specified event requiring such a distribution or adjustment shall occur. For the purpose of any such distribution or adjustment, any specified event shall be deemed to have occurred at the close of business on the date of its occurrence.

(b) Whenever the number of shares or type of Securities or Other Property for which this Warrant is exercisable or the Warrant Purchase Price shall be adjusted or recalculated pursuant to this Section 3, the Company shall immediately, but in no event in more than two (2) Business Days after the event giving rise to the adjustment or recalculation, prepare a certificate to be executed by the chief financial officer of the Company setting forth, in reasonable detail, the event requiring the adjustment or recalculation and the method by which such adjustment or recalculation was calculated, specifying the number of shares and type of Securities or Other Property for which this Warrant is exercisable, and any related change in the Warrant Purchase Price, after giving effect to such adjustment, recalculation or change. The Company shall deliver to the Holder (in accordance with the provisions of Section 4.8) a signed copy of the certificate within five (5) Business Days of the event which caused the adjustment or recalculation. The Company shall keep at the Designated Office copies of all such certificates and cause them to be available for inspection at the Designated Office during normal business hours by the Holder or any prospective transferee of this Warrant designated by the Holder.

(c) Except as otherwise provided herein, all subsections of this Section 3 are intended to operate independently of one another (but without duplication). If an event occurs that requires the application of more than one subsection, all applicable subsections shall be given independent effect without duplication.

(d) Notwithstanding any adjustment required by this Section 3, in no event shall the Warrant Purchase Price be less than the par value of the Common Stock.

4. MISCELLANEOUS

4.1 Restrictive Legend. This Warrant, any Warrant issued upon transfer of this Warrant and, unless registered under the Securities Act, any Warrant Shares issued upon exercise of this Warrant or any portion thereof, shall be imprinted with the following legend, in addition to any legend required under applicable state securities laws:

THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR REGISTERED OR QUALIFIED UNDER ANY APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE ASSIGNED EXCEPT IN COMPLIANCE WITH THE REGISTRATION REQUIREMENTS OF SUCH ACT AND THE REGISTRATION OR QUALIFICATION REQUIREMENTS OF SUCH STATE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION FROM SUCH REGISTRATION AND QUALIFICATION.

The legend shall be appropriately modified upon issuance of certificates for shares of Common Stock.

Upon request of the holder of a Common Stock certificate, the Company shall issue to that holder a new certificate free of the foregoing legend, if, with such request, such holder provides the Company with a reasonable opinion of counsel reasonably acceptable to the Company to the effect that the securities evidenced by such certificate may be sold without restriction under Rule 144 (or any other rule permitting resales of securities without restriction) promulgated under the Securities Act.

4.2 Holder Entitled to Benefits Under Other Agreements. The Holder of this Warrant (or, if the Warrant has been divided up, the Holders) is entitled to certain rights, benefits and privileges with respect to this Warrant and the Warrant Shares pursuant to the terms of the Securities Purchase Agreement, the Registration Rights Agreement (it being understood that the Warrant Shares constitute “Registrable Securities” thereunder), and certain other Investment Documents.

4.3 Other Covenants. Without limiting the generality of Section 4.2, the Company covenants and agrees that, as long as this Warrant remains outstanding or any Warrant Shares are issuable with respect to this Warrant, the Company will perform all of the following covenants for the express benefit of the Holder: (a) the Warrant Shares shall, upon payment therefore and issuance, be duly authorized, validly issued, fully paid and non-assessable shares of Common Stock; (b) each Holder shall, upon the exercise thereof in accordance with the terms hereof, receive good and marketable title to the Warrant Shares, free and clear of all voting and other trust arrangements to which the Company is a party or by which it is bound, preemptive rights of any stockholder, liens, encumbrances, equities and claims whatsoever, including, but not limited to, all Taxes, Liens and other charges with respect to the issuance thereof except as otherwise provided in the Investment Documents; (c) at all times prior to the Expiration Date, the Company shall have reserved for issuance a sufficient number of authorized but unissued shares of Common Stock, or other securities or property for which this Warrant may then be exercisable, to permit this Warrant (or if this Warrant has been divided, all outstanding Warrants) to be exercised in full; (d) the Company shall deliver to each Holder the information and reports described in Section 9.4 of the Securities Purchase Agreement as contemplated therein; (e) the Company shall extend to the initial Holder the management rights set forth in the Investment Monitoring Agreement or any other agreement between the Holder and the Company to the extent the initial Holder is not already a party thereto; and (f) the Company shall provide each Holder with notice of all corporate actions in the same manner and to the same extent as the stockholders of the Company.

4.4 Issue Tax. The issuance of shares of Common Stock upon the exercise of this Warrant shall be made without charge to the Holder for any issue tax in respect thereof.

4.5 Closing of Books. The Company will at no time close its transfer books against the transfer of this Warrant or of any Warrant Shares in any manner which interferes with the timely exercise hereof.

4.6 No Voting Rights; Limitation of Liability. Except as expressly set forth in this Warrant, nothing contained in this Warrant shall be construed as conferring upon the Holder (a) the right to vote or consent as a stockholder in respect of meetings of stockholders for the election of directors of the Company or any other matter, (b) the right to receive dividends, except as set forth in Section 3 or (c) any other rights as a stockholder of the Company, except as set forth in Section 3 and in the other Investment Documents. No provisions hereof, in the absence of affirmative action by the Holder to purchase shares of Common Stock, and no mere enumeration herein of the rights or privileges of the Holder, shall give rise to any liability of the Holder for the Warrant Purchase Price or as a stockholder of the Company, whether such liability is asserted by the Company or by its creditors.

4.7 Modification and Waiver. This Warrant and any provision hereof may be modified, changed, waived, discharged or terminated only by an instrument in writing signed by the Company and the Holder.

4.8 Notices. All notices, requests, demands and other communications which are required or may be given under this Warrant shall be in writing and shall be deemed to have been duly given at the earliest of (i) the date received, or (ii) one (1) Business Day after being sent by a nationally recognized overnight courier for next Business Day delivery, with receipt acknowledged, or (iii) five (5) Business Days after being mailed, postage prepaid, by certified mail, return receipt requested, addressed to the applicable party as set forth in the Securities Purchase Agreement or at such other address or addresses as the Holder or the Company, as the case may be, may specify by written notice given in accordance with this Section 4.8.

4.9 Successors and Assigns.

(a) The Company may not assign any of its rights, or delegate any of its obligations, under this Warrant without the prior written consent of the Holder (which consent may be withheld for any reason or no reason at all). Subject to the requirements of Applicable Laws, the Holder may assign this Warrant and its rights hereunder, and delegate its obligations under this Warrant, in whole or in part, at any time or from time to time, without the consent of the Company. Each such assignment of this Warrant, in whole or in part, shall be registered on the books of the Company to be maintained for such purpose, upon surrender of this Warrant at the Designated Office, together with appropriate instruments of assignment, duly completed and executed. Upon such surrender, the Company shall, at its own expense, within three (3) Business Days of surrender, execute and deliver a new Warrant or Warrants in the name of the assignee or assignees specified in such assignment and in the denominations specified therein and this Warrant shall promptly be canceled. If any portion of this Warrant is not being assigned, the Company shall, at its own expense, within three (3) Business Days thereafter issue to the Holder a new Warrant evidencing the portion not so assigned. If the Holder assigns this Warrant to one or more Persons, any decisions that the Holder is entitled to make at any time hereunder shall be made by the Holders holding an aggregate of more than fifty percent (50%) of the number of Warrant Shares issuable upon exercise of all of the then-exercisable Warrants.

(b) This Warrant shall be binding upon and inure to the benefit of the Company, the Holder and their respective successors and permitted assigns, and shall include, with respect to the Company, any Person succeeding the Company by merger, consolidation, combination or acquisition of all or substantially all of the Company’s assets, and in such case, except as expressly provided herein and in the Securities Purchase Agreement, all of the obligations of the Company hereunder shall survive such merger, consolidation, combination or acquisition.

4.10 Captions; Construction and Interpretation. The captions in this Warrant are for convenience of reference only, do not constitute a part of this Agreement and are not to be considered in construing or interpreting this Warrant. All section, preamble, recital, exhibit, schedule, disclosure schedule, annex, clause and party references are to this Warrant unless otherwise stated. No party, nor its counsel, shall be deemed the drafter of this Warrant for purposes of construing the provisions of this Warrant, and all provisions of this Warrant shall be construed in accordance with their fair meaning, and not strictly for or against any party.

4.11 Lost Warrant or Certificates. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant or of a stock certificate evidencing Warrant Shares and, in the case of any such loss, theft or destruction, upon receipt of an indemnity reasonably satisfactory to the Company or, in the case of any such mutilation, upon surrender and cancellation of this Warrant or stock certificate, the Company shall make and deliver to the Holder, within three (3) Business Days of receipt by the Company of such documentation, a new Warrant or stock certificate, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Warrant or stock certificate.

4.12 No Impairment. The Company shall not by any action, including, without limitation, amending its charter documents or regulations or through any reorganization, reclassification, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of the Holder against impairment. Without limiting the generality of the foregoing, the Company will (i) not increase the par value (if any) of any shares of Common Stock receivable upon the exercise of this Warrant above the amount payable therefor upon such exercise immediately prior to such increase in par value, (ii) take all such action as may be necessary or appropriate in order that the Company may, at any time and from time to time, validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of this Warrant, free and clear of all liens, encumbrances, equities and claims, and (iii) use its best efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be necessary to enable the Company to perform its obligations under this Warrant.

4.13 GOVERNING LAW. IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF DELAWARE APPLICABLE TO CONTRACTS MADE AND PERFORMED IN THAT STATE (WITHOUT REGARD TO THE CHOICE OF LAW OR CONFLICTS OF LAW PROVISIONS THEREOF) AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.

4.14 Remedies. If the Company fails to perform, comply with or observe any covenant or agreement to be performed, complied with or observed by it under this Warrant, the Holder may proceed to protect and enforce its rights by suit in equity or action at law, whether for specific performance of any term contained in this Warrant or for an injunction against the breach of any such term or in aid of the exercise of any power granted in this Warrant or to enforce any other legal or equitable right, or to take any one or more of such actions. The Company hereby agrees that the Holder shall not be required or otherwise obligated to, and hereby waives any right to demand that the Holder, post any performance or other bond in connection with the enforcement of its rights and remedies hereunder. The Company agrees to pay all fees, costs, and expenses, including, without limitation, fees, costs and expenses of attorneys, accountants and other experts retained by the Holder, and all fees, costs and expenses of appeals, incurred or expended by the Holder in connection with the enforcement of this Warrant or the collection of any sums due hereunder, whether or not suit is commenced. None of the rights, powers or remedies conferred under this Warrant shall be mutually exclusive, and each right, power or remedy shall be cumulative and in addition to any other right, power or remedy whether conferred by this Warrant or now or hereafter available at law, in equity, by statute or otherwise.

4.15 WAIVER OF JURY TRIAL. TO THE EXTENT PERMITTED BY AND ENFORCEABLE UNDER APPLICABLE LAW, THE COMPANY AND THE HOLDER (BY ACCEPTANCE HEREOF) HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES THE RIGHT TO A TRIAL BY JURY IN ANY ACTION, SUIT, COUNTERCLAIM OR OTHER PROCEEDING (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF, CONNECTED WITH OR RELATING TO THIS AGREEMENT, ANY OTHER INVESTMENT DOCUMENT, THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, OR THE ACTIONS OF HOLDER IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT THEREOF, REGARDLESS OF WHICH PARTY INITIATES SUCH ACTION OR ACTIONS.

4.16 CONSENT TO FORUM. AS PART OF THE CONSIDERATION FOR NEW VALUE RECEIVED, AND REGARDLESS OF ANY PRESENT OR FUTURE DOMICILE OR PRINCIPAL PLACE OF BUSINESS OF THE COMPANY OR THE HOLDER, THE COMPANY HEREBY CONSENTS AND AGREES THAT THE SUPERIOR COURT OF LOS ANGELES COUNTY, CALIFORNIA, OR, AT THE HOLDER’S OPTION, THE UNITED STATES DISTRICT COURT FOR THE CENTRAL DISTRICT OF CALIFORNIA, SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN THE COMPANY ON THE ONE HAND AND THE HOLDER ON THE OTHER HAND PERTAINING TO THIS AGREEMENT OR TO ANY MATTER ARISING OUT OF OR RELATED TO THIS AGREEMENT. THE COMPANY EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND THE COMPANY HEREBY WAIVES ANY OBJECTION WHICH THE COMPANY MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS AND HEREBY CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT. THE COMPANY HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINT AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO THE COMPANY AT THE ADDRESS SET FORTH IN THIS AGREEMENT AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF THE COMPANY’S ACTUAL RECEIPT THEREOF OR FIVE (5) DAYS AFTER DEPOSIT IN THE U.S. MAILS, PROPER POSTAGE PREPAID. NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO AFFECT THE RIGHT OF THE HOLDER TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW, OR TO PRECLUDE THE ENFORCEMENT BY THE HOLDER OF ANY JUDGMENT OR ORDER OBTAINED IN SUCH FORUM OR THE TAKING OF ANY ACTION UNDER THIS AGREEMENT TO ENFORCE SAME IN ANY OTHER APPROPRIATE FORUM OR JURISDICTION.

4.17 JUDICIAL REFERENCE. IN THE EVENT THE WAIVER PROVIDED IN SECTION 4.15 IS DEEMED INEFFECTIVE, TO GIVE EFFECT TO THE PARTIES’ DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE OR RETIRED JUDGE APPLYING THE APPLICABLE LAW, THE PARTIES AGREE TO REFER, FOR A COMPLETE AND FINAL ADJUDICATION, ANY AND ALL ISSUES OF FACT OR LAW

INVOLVED IN ANY LITIGATION OR PROCEEDING (INCLUDING, WITHOUT LIMITATION, ALL DISCOVERY AND LAW AND MOTION MATTERS, PRETRIAL MOTIONS, TRIAL MATTERS AND POST-TRIAL MOTIONS (E.G. MOTIONS FOR RECONSIDERATION, NEW TRIAL AND TO TAX COSTS, ATTORNEY FEES, EXPENSES, COSTS, AND PREJUDGMENT INTEREST)) UP TO AND INCLUDING FINAL JUDGMENT, BROUGHT TO RESOLVE ANY DISPUTE (WHETHER SOUNDING IN CONTRACT, TORT, UNDER ANY STATUTE OR OTHERWISE) BETWEEN AND AMONG ANY OF THE PARTIES HERETO, TO A JUDICIAL REFEREE WHO SHALL BE APPOINTED UNDER A GENERAL REFERENCE PURSUANT TO CALIFORNIA CODE OF CIVIL PROCEDURE SECTION 638. THE REFEREE’S DECISION WOULD STAND AS THE DECISION OF THE COURT, WITH JUDGMENT TO BE ENTERED ON HIS/HER STATEMENT OF DECISION IN THE SAME MANNER AS IF THE ACTION HAD BEEN TRIED BY THE COURT. THE PARTIES HERETO SHALL SELECT A SINGLE NEUTRAL REFEREE, WHO SHALL BE A RETIRED STATE OR FEDERAL JUDGE WITH AT LEAST FIVE YEARS OF JUDICIAL EXPERIENCE IN CIVIL MATTERS. IN THE EVENT THAT THE PARTIES HERETO CANNOT AGREE UPON A REFEREE, THE REFEREE SHALL BE APPOINTED BY THE COURT. WITHOUT LIMITING OR AFFECTING ANY INDEMNITIES AVAILABLE TO THE HOLDER, THE HOLDER, ON THE ONE HAND, AND THE COMPANY, ON THE OTHER HAND, SHALL EQUALLY BEAR THE FEES AND EXPENSES OF THE REFEREE (50% BY THE HOLDER AND 50% BY THE COMPANY) UNLESS THE REFEREE OTHERWISE PROVIDES IN THE STATEMENT OF DECISION.

[Signature pages follow]

IN WITNESS WHEREOF, the parties have caused this Warrant to be executed and issued by their respective duly authorized representative on the date first above written.

CAPRIUS, INC., a Delaware corporation

By:	/s/ Dwight Morgan
	Name:	Dwight Morgan
	Title:	Chief Executive Officer

[SIGNATURE PAGE TO WARRANT]

VINTAGE CAPITAL GROUP, LLC, a Delaware limited liability company

By:	/s/ Fred C. Sands
	Name:	Fred C. Sands
	Title:	Chairman

[SIGNATURE PAGE TO WARRANT]

EXHIBIT A

CAPRIUS, INC.

Form of Exercise Subscription

(To be signed only upon exercise of this Warrant)

The undersigned hereby irrevocably elects to exercise its Warrant to purchase                                                                               (            ) shares of Common Stock for an aggregate Warrant Purchase Price of                                                                           Dollars ($            ).

The Warrant Purchase Price to be paid as follows (check as applicable):

☐	Company check in the amount of $ ;

☐	Wire transfer in the amount of $ ; or

☐	Surrender of $ principal amount of the Note or the PIK Notes.

The undersigned represents that it is acquiring such shares of Common Stock for its own account for investment purposes only and not with a view to or for sale in connection with any distribution thereof, and, as to the undersigned, the representations and warranties of the Holder set forth in Section 4 of the Securities Purchase Agreement are true and correct on the date hereof as if made by the undersigned on this date.

Dated:
Name of the Holder (must conform precisely to the name specified on the face of the Warrant)

Signature of authorized representative of the Holder

Print or type name of authorized representative

Social Security Number or Employer Tax Identification Number of the Holder:

Address of the Holder: ______________________________
______________________________